Exhibit 10.4 as filed with 10-Q	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

TRIBUNE MEDIA SERVICES LICENSED DATA AGREEMENT

This Agreement (“Agreement”) is made between Tribune Media Services, Inc., (“TMS”), a Delaware corporation having a place of business at 435 N. Michigan Ave., Chicago, IL 60611, and TiVo Inc. (“TiVo” or “Licensee”), a Delaware corporation having a place of business at 2160 Gold Street, Alviso, California 95002 on this 14th day of May 2007 (the “Effective Date”). In consideration of the mutual covenants contained herein, TMS and TiVo agree as follows:

1. DEFINITIONS.

(a) TiVo Service means content, applications, and features with TiVo branding made available to TiVo Subscribers (defined below). TiVo Service may [*].

(b) Multichannel video programming distributor (“MVPD”) means cable, telecommunications and satellite operators that distribute programming to consumers.

(c)	TiVo Licensees means MVPDs who license the TiVo Service and distribute it to TiVo Subscribers.

(d) TiVo Subscribers means consumers who have a contractual relationship with TiVo as described in Section 1(g) below or consumers who have a contractual relationship with a TiVo Licensee. Solely for fee calculation purposes, “TiVo Subscriber” excludes consumers who [*].

(e) TiVo Promotional Partners means third parties who work with TiVo to offer or promote the TiVo Service to TiVo Subscribers or prospective TiVo Subscribers.

(f) TiVo Commercial Service means any product or service TiVo offers to non-consumer third parties, such as broadcasters or advertisers, provided that such product or service does not provide TMS Unique IDs directly to such third parties. For purposes of this definition, TiVo may provide TMS Unique IDs to then-current TMS licensees of the relevant TMS Unique IDs, which should be confirmed in writing by TMS, which shall be via e-mail.

(g) TiVo-Owned Subscription means a contractual relationship between TiVo and an individual consumer, provided TiVo provides such consumer with access to TMS Licensed Data via the TiVo Service.

(h) TMS Data Products means all data and materials that TMS licenses, now or in the future, to a third party [*]providing entertainment guidance products, excluding [*], products and services made possible by an acquisition by TMS of products, services or companies following the

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Effective Date, and data and materials that TMS has customized for a third party licensee. The current list of TMS Data Products is attached as Exhibit C. The definition of TMS Data Products in the future will expand to include other products released to third parties [*] (“New Development Products”).

(i) TMS Partner Data means data and materials owned by third parties and licensed by TMS on behalf of third parties. TMS Partner Data will be made available to TiVo, at a rate no higher than the TMS list price; the specific rate for such data and materials will be [*], unless already covered in this Agreement, as are, [*].

(j) TiVo Development Initiative Products means TMS products or services developed and accepted pursuant to Section 8(g).

(k) TMS Licensed Data means all data and materials that TMS licenses to TiVo under this Agreement, specifically including all TMS Data Products, TiVo Development Initiative Products, certain [*], as further detailed in Exhibit A. For the sake of clarity, TMS Data Products, TMS Partner Data, New Development Products, or other products referenced in Exhibit A with respect to a particular geography will be TMS Licensed Data for that geography.

(l) TMS Services means services requested by TiVo, such as product development, technology support, and editorial services.

(m) TMS Competitors means collectively Initial Competitors and Subsequent Competitors. The Initial Competitors are identified as [*], and any entity controlling, controlled by or under common control with those companies. Notwithstanding the foregoing sentence, for purposes of this Agreement, TiVo shall not be deemed a TMS Competitor, [*]. Subsequent Competitors shall include, in addition to the listed companies, [*]. Subsequent Competitors are limited to companies that (1) [*], or (2) [*]. During the entire Term, a company who is a licensee of substantially all of any set of TMS national television listings data shall not be deemed an Initial Competitor or a Subsequent Competitor, so long as that company is a licensee of certain TMS Licensed Data Products. [*].

(n) TMS Unique IDs mean the alphanumeric or other identifiers provided as part of the TMS Licensed Data to identify a specific program, actor, or other entity. TMS Unique IDs also includes any code from which TMS Unique IDs can be deduced without a translation tool (“Key”). TiVo will treat any such TiVo-produced Key as TMS Confidential Information.

(o) Grid Guide means a grid with two axes: one axis represents time, and the other axis represents television channels; the cells within the grid are proportional to the size and length of the program; a Grid Guide would also include, in another format, data for substantially all programs on substantially all major channels for a period of at least two (2) weeks. Sample grid guides are attached in Exhibit G1. This definition of Grid Guides is specifically intended to exclude excerpted, reconfigured data sets, such as Guru Guides, Season Passes modules, Now Playing modules, Tivo Mobile, To Do List modules, top ten modules, and other recommendation modules, samples of which are attached in Exhibit G2.

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(p) Control (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, of the power to direct or cause the direction of management or policies of a company or person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

2. GRANTS OF LICENSE. Subject to the terms and conditions of this Agreement and the license restrictions set forth in Section 3, TMS hereby grants to TiVo, during the Term of this Agreement, a non-exclusive, non-assignable, sublicenseable, fee-bearing license to copy, prepare derivative works based upon, publicly display and distribute, the TMS Licensed Data, as further specified on Exhibit A to the following recipients: (i) [*], (ii) [*], (iii) [*], and (iv) [*]. Notwithstanding the foregoing, TiVo may sublicense TMS Licensed Data solely to the extent necessary either to promote the TiVo Service to prospective TiVo Subscribers or to enable features or functions of the TiVo Service to then-current TiVo Subscribers. In no event do TiVo’s sublicense rights include the right of third parties or consumers to use TMS Licensed Data for any purpose other than to use or promote the TiVo Service. TiVo will prohibit TiVo Licensees [*]. For sake of clarity, [*]. For avoidance of doubt, TiVo may use, as a pictorial illustration, selected TMS Licensed Data embedded in screenshots of the TiVo Service to promote the TiVo Service directly to actual or potential TiVo Subscribers.

3. LICENSE RESTRICTIONS.

(a) TiVo will not provide TMS Unique IDs or an entire set of any individual TMS Data Product, TMS Partner Data, or New Development Product to TiVo Promotional Partners, TiVo Subscribers, TiVo Licensees, TiVo Commercial Service recipients, or TMS Competitors. For purposes of this Agreement, “entire set” means substantially all of the contents of any TMS Data Product, TMS Partner Data, or New Development Product as defined in the corresponding data specification. By way of illustration of what “entire set” means, TiVo may [*].

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(c) Except as expressly provided in this Agreement, TMS does not grant TiVo any rights or licenses in or to the TMS Licensed Data, the related names and trademarks or associated components, including, without limitation, the content and proprietary systems used by TMS in connection with the TMS Licensed Data. TiVo shall not provide TMS Competitors or any TiVo Licensee, TiVo Subscriber, TiVo Commercial Service recipients or TiVo Promotional Partner with tables that match TMS Unique ID’s with another data provider’s ID’s; however, TiVo may internally map TMS Unique ID’s with another data provider’s IDs only to provide the TiVo Service to third parties.

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(d) TiVo may use the TMS Licensed Data only as expressly set forth in this Agreement. TiVo Subscribers may copy the TMS Licensed Data solely to the extent such copying is inherent in the intended functioning of the TiVo Service; otherwise, TiVo will use commercially reasonable efforts to prevent copying. TiVo, TiVo Licensees, and TiVo Promotional Partners may, edit, alter, modify, add to, or combine other data with the TMS Licensed Data only as permitted in this Agreement and subject to the following restrictions:

(i) They may use isolated elements of the TMS Licensed Data, except for photos, which must, in all cases, be displayed with accurate titles or actor/ actress identifiers that photos are provided with by TMS to TiVo;

(ii) To the extent they make wording changes to the TMS Licensed Data, such wording changes may not render the TMS Licensed Data inaccurate or alter its fundamental meaning;

(iii) To the extent that they add or combine other data (e.g., UK data overlays, PPV data, TiVo supplied data) with the TMS Licensed Data, they will indicate that any TMS Licensed Data originates from TMS; and

(iv) They will comply with written notice and instructions TMS provides to TiVo for the attribution required by TMS Partner Data suppliers within the TMS Partner Data. For avoidance of doubt, any breach of this provision will not be a sufficient basis for termination unless:

(a) in cases in which the breach occurs in a display in print under TiVo’s control, on the Internet under TiVo’s control, or in the software run on the TiVo servers (specifically excluding software running on the DVR boxes), TMS has notified TiVo of a breach thereof and TiVo has failed to cure the breach prospectively pursuant to the cure periods set forth in Section 9; or

(b) in all other cases where the breach occurs, (i) TMS has notified TiVo of a breach and TiVo has failed to make good faith efforts to cure the breach prospectively within a reasonable time, and (ii) TMS has no direct recourse available against a TiVo Licensee or Promotional Partner.

(e) TiVo will not implement a [*] using more than [*] of scheduling data, as defined in Paragraph 1(o), with any Promotional Partners. TiVo shall provide TMS Licensed Data to Promotional Partners solely for the purposes of (i) triggering use of TiVo Service by TiVo Subscribers or (ii) generating new TiVo Subscribers. When dealing with Promotional Partners, TiVo will not replace the TMS Licensed Data such Promotional Partner already licenses from TMS with licenses from TiVo for the same data. TiVo shall use commercially reasonable and good faith efforts to notify TMS on or near the start date of each significant promotion involving a sublicense. TiVo does not have the right to allow Promotional Partners to sublicense the TMS Licensed Data to such Promotional Partners’ licensees.

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5. UNDERSTANDINGS REGARDING TMS LICENSED DATA.

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(a) Product List Update. On a [*] basis, TMS will provide TiVo with a list of all nationally available, non-custom TMS Data Products and noncustom products made available [*].

(b) Customized Services. TiVo is entitled to receive during the Term of this Agreement all customized services TiVo receives from TMS as of the day prior to the Effective Date, specifically, file size checks.

(c) TMS Licensed Data Source and Substitution. TMS may gather data and information from any third party source. TMS reserves the right to cancel or change any TMS Licensed Data product listed on Exhibit A or developed under this Agreement as a TiVo Development Initiative Product or New Development Product, provided, however, that if TMS does so, then i) TMS at its sole discretion, must either substitute substantially identical data in substantially the same form and format or reduce on a pro rata basis the fees payable by TiVo for such unavailable elements of TMS Licensed Data, in accordance with the current TMS rate card and refund TiVo the development fees paid by TiVo, if any, for a cancelled TiVo Development Initiative Product; and ii) TiVo has the right to terminate the Agreement if the TMS Licensed Data is changed materially in that it affects a core feature or functionality of the TiVo Service (“Material Change”). TMS shall give TiVo [*] prior written notice of any anticipated changes in a TMS Licensed Data product that TMS reasonably believes might constitute a Material Change. TiVo shall give TMS [*] prior written notice of its intent to terminate based on such a Material Change.

(d) TMS Licensed Data Acceptance. TiVo agrees to accept the elements of the TMS Licensed Data in the format set forth in the data specifications relevant to such elements. TMS will make the data specifications for all TMS Licensed Data available to TiVo.

(e) TMS Licensed Data Format Changes. TMS may change the TV Schedules and other TMS Licensed Data in ASCII only by adding fields at the end of file(s) and/or modifying field formats. TMS may not delete any fields in TMS Licensed Data in ASCII. For any such changes to the TMS Licensed Data, TMS must notify TiVo in writing at least ninety (90) days in advance.

(f) TiVo Requests for Operational Support Improvements and Services. If TiVo requests format revisions or custom services (e.g., custom line-ups) not related to data quality and problem resolutions (which are addressed in Section 8), then fees for such revisions or services will be negotiated in good faith between TiVo and TMS.

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[*] TiVo may display its own and any third party logos in association with TiVo’s services, provided that such display is not likely to cause confusion as to the source of TMS Licensed Data, nor confusion as to which products and services are provided by TMS. The parties will negotiate in good faith any changes to the [*] set forth in this Section 6. In the event that TMS reasonably deems such display likely to confuse consumers, TiVo shall revise the display layout such that it eliminates such likelihood of confusion, at the written request of TMS; in the event of such revision, TMS will forego any legal claims against TiVo arising out of the display prior to revision. TMS waives, for purposes of this Agreement only, any claim or complaint that the design in Exhibit D is likely to cause confusion. Additionally, notwithstanding the foregoing, TiVo cannot guarantee or be held responsible for whether MVPDs agree to implement [*]in the manner as described in this Section 6.

7. PRICING AND PAYMENT.

(a) Pricing. During the Initial Term (defined in Section 9 of this Agreement), TMS agrees to provide TiVo all TMS Licensed Data [*]for the fees referenced in Exhibit A attached hereto; TiVo reserves the right to receive the TMS Licensed Data [*]for the fees specified in Exhibit A. If TiVo elects to enter into the Final Term, then the TMS Data Products to be included as part of the TMS Licensed Data for that Final Term will exclude [*]. Such [*] will be provided to TiVo at [*], unless otherwise agreed. TiVo may make changes in the territories for which it elects to receive products by providing [*] written notice, except that the U.S. territory is not optional.

(b) Monthly Billing and Payment; Late Fees. In exchange for the licenses to the TMS Licensed Data granted in this Agreement and for the TMS Services provided, TiVo will pay TMS the relevant fees set forth in Exhibit A (as may be amended or modified by mutual agreement of the parties). Upon receipt of TiVo’s monthly TiVo-Owned Subscriptions reports (described in Section 7(c) below), TMS will bill TiVo calendar monthly and TiVo will pay all undisputed amounts within forty-five (45) days after receipt of an invoice. Late payments will be assessed an interest charge of [*] per month. TMS, in its sole discretion, may terminate this Agreement and/or cease providing TMS Licensed Data to TiVo if TiVo fails to pay any undisputed amounts within 90 days after TiVo receives notice from TMS of a payment delinquency.

(c) [*]. Within [*]after the end of each [*], TiVo will [*]. TiVo represents and warrants that it will use commercially reasonable efforts to [*]. [*]. TiVo has the right to [*]. If a [*]exists at the expiration or termination of this Agreement, TMS will issue TiVo a payment in the amount [*] within 30 days of such expiration or termination.

(d) Taxes. TiVo must pay all applicable taxes (including without limitation sales and use taxes) associated with delivery to, and use by, TiVo of the TMS Licensed Data.

(e) Credits/Refund. If, for one or more days, TMS i) fails to deliver the entirety of the TMS Licensed Data, ii) delivers the TMS Licensed Data in a corrupted or unusable manner [*], or iii)

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fails to meet the data quality requirements set forth in Section 8, then TMS must credit TiVo [*], multiplied by the number of days that the aforementioned problem occurred. If a credit exists at the time of expiration or termination of this Agreement, TMS will promptly refund the amount of such credit to TiVo.

8. DATA QUALITY/PROBLEM RESOLUTION; TECHNOLOGY INITIATIVES.

(a) Data Quality. TMS must meet the following standards for the TV Schedules and other TMS Licensed Data where reasonably applicable:

(1)	TMS will use commercially reasonable efforts to ensure that the TMS Licensed Data is accurate.

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(b) Problem Response and Resolution. TMS will provide email, voicemail and live on-call support to TiVo to help support and address TiVo’s concerns and questions regarding the TMS Licensed Data and TMS Services. TMS shall use commercially reasonable efforts to: (i) respond to TiVo’s initial contact within one hour during TMS’s normal business hours (7:00 am EST to 5:30 pm EST, Monday through Friday, excluding holidays) and within eight hours during holidays, weekends and outside of TMS’s normal business hours; (ii) resolve problems related to lineups and schedules within 24 hours after receipt of TiVo’s initial call; and (iii) resolve problems related to real-time products or provide an explanation with a timeline for resolution, within one hour after receipt of TiVo’s initial call.

(c) Recurring Problems. With respect to errors TiVo deems in good faith to be recurring, TiVo may provide to TMS specific written descriptions thereof. TMS shall, within [*] of TiVo’s notification: (i) investigate such errors, (ii) report to TiVo an explanation for such errors, and (iii) if errors are reasonably attributable to TMS, TMS will provide a firm schedule date for the resolution of such errors. TMS will resolve such errors in accordance with such schedule at no cost to TiVo and TMS will act cooperatively to resolve these matters in good faith.

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(d) Quality Discussions and Enhancement Requests. The parties will conduct data quality discussions on at least a [*] basis. The objective of these discussions will be to share knowledge with the intent of discovering and reducing potential errors in, and enhancing, the TMS Licensed Data. The data quality discussions will occur as long as TiVo feels they are necessary.

(e) Late Data Delivery. If the daily data download to TiVo is not expected to be available until after [*], TMS will send notification of this situation to [*] as soon as TMS has knowledge of the situation.

(f) Account Management. TMS will maintain up-to-date documentation regarding TiVo’s specifications and business processes and, for all new TMS employees servicing TiVo’s account, will train such employees on TiVo’s specifications and business processes. TMS will share such documentation with TiVo on or before the Effective Date, and thereafter upon TiVo’s request but not less than once per year. TMS will also have an introductory meeting with TiVo for new TMS employees servicing TiVo’s account.

(g) Development Initiatives. TiVo may request, in writing, quality improvements and other enhancements to the TMS Licensed Data. TMS agrees to respond in writing to each request with a high-level scope document within [*] of receipt of the initial request, plus the number of days it takes for TiVo to respond to TMS questions. If multiple requests are made in tandem or succession, TMS response times will be [*] per request. If TMS determines that a given request cannot be adequately scoped within the given timeframe due to its size or complexity, TMS agrees to submit a draft scope within the given timeframe that includes the delivery date for the final scope document. Each scope document will outline the feasibility, recommended approach, and a good faith estimate of the timeframe for implementing a given request. TiVo agrees to respond to TMS questions, in writing, within 5 business days.

After TiVo receives a scope document, TiVo may request in writing that TMS proceed with the development initiative. TMS, in turn, will use commercially reasonable efforts to implement such requests that are reasonably feasible. Prior to TMS commencing work on a development initiative, the parties will work cooperatively to define acceptance standards and the scope of the project in writing. If the initiative solely benefits TiVo, then development and licensing fees will be negotiated in good faith between TiVo and TMS; otherwise, development will be completed at no cost TiVo.

TiVo hereby requests the development initiatives set forth in Exhibit B. TMS will provide scope documents for the [*] within [*] after the Effective Date, plus the number days it takes for TiVo to respond to TMS questions. TMS will use commercially reasonable efforts to implement the [*] from Exhibit B [*] from the Effective Date and the rest of the development initiatives will be completed [*] from the Effective Date. Thereafter, TiVo may request in writing [*] development initiatives each year from the Effective Date. During the scoping phase, TMS will provide cost estimates to TiVo for the implementation of these requests. TMS will incur a maximum of [*] in development costs at no charge to TiVo for each twelve month period from the Effective Date (“Development Cost Commitment”). TiVo and TMS will reasonably cooperate to negotiate any costs that exceed [*]. TMS will use best efforts to deliver products to TiVo in the amount of time TMS scoped. [*].

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After receipt of a scope document, TiVo will communicate in writing the order in which requests should be prioritized for TMS delivery. TMS will make best efforts to schedule delivery based on these priorities, but may alter the order based on previously committed development roadmaps. TiVo may reprioritize requests at any time, in writing, with the exception that once development for a committed request begins, that request may not be reprioritized. TiVo must request a development initiative to be delivered at least [*]from request date unless (i) TMS scopes the initiative as fewer than [*]; or (ii) TMS approves of such expedited request.

TiVo and TMS will meet [*], to review TiVo request priorities, delivery schedules and status, and TMS development roadmaps.

Once accepted by TiVo, such development initiatives shall be deemed TiVo Development Initiative Products.

9. TERM. Unless terminated in accordance with this Section 9, the initial term of this Agreement begins on the Effective Date and ends five (5) years thereafter (“Initial Term”). TiVo may renew this Agreement for an additional term of four (4) years (“Final Term”) by providing written notice by letter to TMS at Tribune Media Services, Inc., 333 Glen Street, Glens Falls, New York 12801, with copy to General Counsel, Tribune Company, 435 N. Michigan Ave., Suite 600, Chicago, IL 60611, at least [*] before the end of the Initial Term. “Term” means Initial Term and Final Term, as applicable. TMS may terminate this Agreement in the case of material breaches by TiVo of Section 2(Grants of License), 3(License Restrictions), 7(Pricing and Payment), and 13(Confidentiality Obligations) provided that TMS provides TiVo with written notice of such breaches, and there is no cure within [*] from the date of such notice. If a notified breach takes more than [*] to cure despite good faith efforts, and TiVo is working diligently and in good faith to remedy such breach, then the cure period will be extended [*]. TiVo may terminate for [*] provided that TiVo has given TMS written notice of such breach, and there is no cure within [*] from the date of such notice.

10. INDEMNIFICATION.

(a) By TMS. TMS shall indemnify, defend and hold harmless TiVo and its officers, directors, employees, representatives and agents from and against any and all third party claims, damages, costs and expenses (including reasonable out-of-pocket attorneys’ fees) arising out of or relating to any allegation that the TMS Licensed Data, TMS Data Products, or TMS Services, as provided by TMS or modified with TMS’s consent or at TMS’s direction, infringes or otherwise violates any third party’s patent, trademark, copyright, trade secret, right of publicity, or other intellectual property or personal right; except, however, to the extent that such allegation arises out of any edits, modifications or alterations TiVo makes to the TMS Licensed Data without TMS’s written consent. If TMS believes that a claim of infringement is likely, then TMS may modify the Allegedly Infringing TMS Licensed Data so that a claim of infringement is no longer

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likely. If TMS receives written notice of an alleged infringement, then TMS may: (i) modify the Allegedly Infringing TMS Licensed Data so that it no longer infringes, or (ii) if such modifications cannot be obtained using commercially reasonable efforts and on commercially reasonable terms, terminate this Agreement upon notice to TiVo.

(b) By TiVo. TiVo shall indemnify, defend and hold harmless TMS and its officers, directors, employees, representatives and agents from and against any and all third party claims, damages, costs and expenses (including reasonable out-of-pocket attorneys’ fees) arising out of or relating to: any suits or actions alleging that any electronic product or service (including the TiVo Service) in which TiVo uses or incorporates the TMS Licensed Data (an “Allegedly Infringing TiVo Service”) infringes or otherwise violates any third party’s patent, trade secret, copyright, trademark or other intellectual property right. If TiVo believes that a claim of infringement is likely, then TiVo may modify the Allegedly Infringing TiVo Service so that a claim of infringement is no longer likely. If TiVo receives written notice of an alleged infringement, then TiVo may: (i) modify the Allegedly Infringing TiVo Service so that it no longer infringes, or (ii) if such modifications cannot be obtained using commercially reasonable efforts and on commercially reasonable terms, terminate this Agreement upon notice to TMS.

(c) General. Any indemnification provided under this Agreement is conditioned upon (i) the indemnitee providing the indemnitor with prompt written notice of any claim, provided, however, that failure to provide prompt notice does not relieve the indemnitor of its indemnification obligations unless such failure materially prejudices the defense of such claim; (ii) the indemnitee permitting the indemnitor to assume and control the defense and settlement of such claim; and (iii) the indemnitee fully cooperating in the defense or settlement of such claim. The indemnification provisions of this Agreement survive expiration or termination of this Agreement.

11. LIMITATION OF LIABILITY.

(a) TiVo acknowledges TMS’s assertion that the TMS Licensed Data is produced by TMS in good faith from information compiled and supplied by unrelated third parties. EXCEPT AS PROVIDED IN SECTION 8 (Data Quality), TMS PROVIDES THE TMS LICENSED DATA ON AN “AS IS” BASIS, MAKES NO EXPRESS OR IMPLIED WARRANTIES REGARDING THE TMS LICENSED DATA, AND DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. TIVO’S DAMAGES FOR BREACHES OF SECTION 8 SHALL BE CAPPED AT [*] THE FEES PAYABLE BY TIVO DURING THE PRECEDING TWELVE MONTHS UNDER THIS AGREEMENT OR THE PRECEDING AGREEMENT HAVING AN EFFECTIVE DATE OF MARCH 1, 2004 FOR THE NONCOMPLIANT DATA.

(b) TMS will not be liable for any loss or damage accruing to TiVo by reason of non-delivery, delay or interruption in delivery of TMS Licensed Data due to circumstances beyond the control of TMS, which shall include without limitation, failure of communication equipment. EXCEPT FOR INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE, EXCLUDING THE

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REMEDY SET FORTH IN SECTION 11(a), AND EXCLUDING EACH PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 10 (Indemnification) OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY’S LIABILITY TO THE OTHER EXCEED THE AMOUNT PAID BY TIVO TO TMS DURING THE PRECEDING TWELVE MONTHS UNDER THIS AGREEMENT OR ITS PREDECESSOR HAVING AN EFFECTIVE DATE OF MARCH 1, 2004.

(c) EXCEPT FOR INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE OR PURSUANT TO THEIR RESPECTIVE INDEMNIFICATION OBLIGATIONS, IN NO EVENT WILL TMS OR TIVO BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OR LOST-PROFIT DAMAGES UNLESS LOST PROFITS ARE PROVEN AS ACTUAL DAMAGES.

12. PROPRIETARY INTEREST. TiVo acknowledges that, as between TiVo and TMS, TMS owns all copyrights and other proprietary rights in and to the TMS Licensed Data. TiVo does not, by virtue of this Agreement or by virtue of its access to the TMS Licensed Data, obtain any copyright or other proprietary right or interest in or to the TMS Licensed Data except the rights specifically granted to TiVo herein.

13. CONFIDENTIALITY OBLIGATIONS.

(a) Confidential Information. During the Term of this Agreement, each party may receive Confidential Information (as hereinafter defined) belonging to the other party (the “disclosing party”) and may not use such Confidential Information except as set forth in this Agreement. Each receiving party shall disclose Confidential Information of the disclosing party only to its employees or agents who are required to have such information for the receiving party to carry out the transactions contemplated by this Agreement and who have been advised of the obligations set forth in this Section 13. The receiving party shall promptly notify the disclosing party of any actual or suspected misuse or unauthorized disclosure of the disclosing party’s Confidential Information. For purposes of this Agreement, “Confidential Information” of a disclosing party means any information or material that the other party designates as confidential (including without limitation the terms and conditions of this Agreement) unless such information or material (i) is or becomes publicly known through no wrongful act of the receiving party, (ii) is received from a third party without restriction and without breach of any confidentiality obligation to the other party, or (iii) is independently developed by the receiving party without any use of the Confidential Information, as demonstrated by files created as of the time of such independent development.

(b) Compelled Disclosures. If a receiving party is compelled by law, regulation or a court of competent jurisdiction to disclose any of the other party’s Confidential Information, the receiving party will promptly notify the disclosing party so that it may seek a protective order or other appropriate remedy. The receiving party agrees to cooperate at the disclosing party’s expense in seeking such order or other remedy. If disclosure is ultimately required, the receiving party will furnish only that portion of the Confidential Information that is legally required, exercise reasonable efforts to obtain assurance that it will receive confidential treatment, and continue to treat such Confidential Information in accordance with this Section 13.

(c) Confidentiality of Agreement. Each party agrees that the terms and conditions of this Agreement will be treated as the other party’s Confidential Information; provided, however, that each party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by applicable law; (iii) to legal counsel of the parties; (iv) pursuant to the rules and regulations of any stock association or exchange on which the party’s stock is traded; (v) in confidence, to accountants, banks, and financing sources and their advisors; (vi) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vii) in confidence, in connection with a merger or acquisition of one of the parties or proposed merger or acquisition of one of the parties. Neither party shall issue any statement or communication to any third party (other than their respective agents) regarding the subject matter of this Agreement, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other party, which consent will not be unreasonably withheld, except that this restriction is subject to the parties’ obligations to comply with applicable securities laws (and in such event each party must use reasonable efforts to provide the other party with a copy of any such statement or communication in advance of such issuance). For the purpose of clarity, the parties may disclose in confidence the terms, conditions and existence of this Agreement to any third parties as necessary to fulfill their respective obligations, and exercise their respective rights under this Agreement. If TiVo uses a third party with whom it needs to share Confidential Information for development purposes, TiVo will require that the third party be subject to the same terms and conditions set forth in this Agreement.

(d) With TMS Competitors, TiVo may not [*]. Notwithstanding the foregoing, TiVo is free to: (i) offer opinions about the TMS Licensed Data, (ii) share TMS Confidential Information with [*], or another [*], only to the extent necessary to facilitate integration of the TiVo Service, and (iii) share TiVo Service specifications regarding data needs.

14. POST TERMINATION.

(a) Wind-Down Rights. Upon termination or expiration of this Agreement for reasons other than nonpayment or TiVo’s breach of its license grant restriction, TMS will continue to provide TiVo with TMS Licensed Data at TiVo’s written request at the rates specified in this Agreement and in accordance with the terms and conditions of this Agreement, for [*] days following such termination or expiration. Subject to the other terms and conditions of this Agreement, in particular Section 13 (Confidentiality), TiVo may, during such wind-down period, map TMS Unique ID’s with another data provider’s ID’s for the purpose of transitioning to such data provider as a substitute for the supply of TMS Licensed Data.

(b) Termination of Rights. On termination or expiration of this Agreement: (i) all rights granted by TMS under this Agreement, (except for Section 14(a) as applicable, or the survival provisions set forth in Section 20 as applicable) shall immediately terminate, (ii) within [*] after such termination, TiVo shall [*]; (iii) once [*] have passed from such termination, TiVo will [*]; and (iv) TiVo shall, [*] after such termination, return to TMS any software or other materials provided by TMS under this Agreement or certify that TiVo has destroyed such materials.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) Purge from Customer’s Devices Not Required. Notwithstanding anything herein to the contrary, upon termination or expiration of this Agreement, TiVo shall not be required to purge the TMS Licensed Data from any of TiVo’s customers’ consumer devices to which TiVo supplied TMS Licensed Data during the Term of this Agreement.

15. GOVERNING LAW; VENUE. This Agreement is governed by and interpreted under the laws of the state of Illinois, excluding Illinois’ choice of law rules. Any suit, action or proceeding arising out of or relating to this Agreement must be brought exclusively in the state or federal courts located in Chicago, Illinois. Both parties hereby irrevocably consent to jurisdiction and venue in the state and federal courts located in Chicago, Illinois for purposes of any suit, action or proceeding arising out of or relating to this Agreement.

16. ASSIGNMENT. Neither party is allowed to assign its rights under this Agreement without the other party’s written consent, except in the event of a change of ownership or change of Control of either party, including without limitation by way of merger, consolidation or sale of all or substantially all of the assets or equity of the party or of the parent or ultimate parent entity of such party (“a Change of Control”), in which case no such consent shall be required; provided however in the event of such change in Control resulting in ownership or control of TiVo by a company on Exhibit F or of TMS by a company on Exhibit E, the other party may immediately terminate this Agreement. At any time during the Term, TMS may add one or more companies to Exhibit F if the company meets the definition of “Subsequent Competitor” as defined in Section 1(m); for the sake of clarity, additions to Exhibit F by TMS will not affect any other provisions of this Agreement except this Section 16. TiVo may add one or more companies to Exhibit E at any time during the Term if the company meets the criteria defined further below. Each party’s rights and obligations pursuant to this Agreement and any amendments thereof will bind and inure to the benefit of such party’s permitted successors or assignees.

In the event TMS terminates this Agreement pursuant to Section 16, such termination shall not take effect until one year after the close of such Change of Control transaction, or sooner if TiVo notifies TMS that it no longer desires to use TMS data for mapping during the Transition Period. During this Transition Period, TMS will allow mapping as provided in paragraph 14(a), except that that mapping period will be for 365 days, provided that during this time TiVo will maintain its confidentiality obligations by creating confidentiality procedures such that the newly controlling or owning party shall be treated as a TMS Competitor for purposes of paragraph 13(d). During the Transition Period, TMS shall continue to license to TiVo only the TMS Licensed Data that TiVo is licensing on the date of termination notice. Once TMS notifies TiVo of termination, all Section 8 development initiatives shall cease. At the end of the Transition Period, TiVo will purge all TMS Licensed Data and provide TMS with reasonable proof of such destruction to TMS.

TiVo can name as an additional company on Exhibit E only companies that meet one or more of the following criteria: (i) [*]; (ii) [*]; (iii) [*]; (iv) [*]; or (v) any entity controlling, controlled by or under common control with any of the companies named on Exhibit E.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17. PUBLICITY. TMS has the right to use the name of TiVo in publicity, advertising, and sales promotion with the prior written consent of TiVo, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, TMS will not be required to obtain TiVo’s prior written consent to include TiVo’s name in public lists of TMS clients.

18. NO JOINT VENTURE CREATED. Nothing in this Agreement and its performance may be construed as creating a joint venture, partnership or agency between TiVo and TMS.

19. ENTIRE AGREEMENT. This Agreement and its Exhibits contain the entire understandings of TMS and TiVo concerning the subject matter hereof, and supersede and cancel all prior understandings, agreements, representations (whether oral or written) between TMS and TiVo regarding the subject matter hereof, including the Television Listings Data Agreement dated March 1, 2004 and any amendments and addenda thereto. In the event of a conflict between the provisions of this Agreement and any exhibits hereto, the terms of this Agreement prevail. Neither party is bound by, and each party specifically objects to, any term, condition or other provision that is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other party in any correspondence or other document, unless the party to be bound thereby specifically agrees to such provision in writing. This Agreement may only be amended by a subsequent writing signed by an authorized representative of TMS and TiVo.

20. SURVIVAL. Notwithstanding anything contained herein to the contrary, Sections 7, 10 through 15 and 19 through 22 and any other provision for which survival is equitable will survive any termination or expiration of this Agreement.

21. WAIVER. Neither the failure of either party to insist upon or enforce strict performance by the other party of any provision of this Agreement or the failure, delay or omission by either party in exercising any right with respect to any term of this Agreement, will be construed as a waiver or relinquishment to any extent of either party’s right to assert or rely upon any such provision or right in that or any other instance.

22. FORCE MAJEURE. Neither party shall be liable for failing or delaying performance of its obligations resulting from any condition beyond its reasonable control, including but not limited to, governmental action, acts of terrorism, earthquake, fire, flood or other acts of God, labor conditions, power failures, and Internet disturbances.

In Witness Whereof, the undersigned have executed this Agreement on the dates indicated.

Accepted by:		Accepted by:

TiVo Inc.		Tribune Media Services, Inc.

Signature:	/s/ Steven J. Sordello	Signature:	/s/ James D. Fehnel
Printed Name:	Steven J. Sordello	Printed Name:	James D. Fehnel
Title:	Chief Financial Officer	Title:	VP, Entertainment Products
Date:	5/18/07	Date:	5/15/07

Phone:		Phone:
Fax:		Fax: